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John W. Hlywak, Jr. (Investors)           Scott Soifer
Senior Vice President & CFO               Vice President Marketing & Development
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4186
email: jhlywak@integramed.com             email:scott.soifer@integramed.com
Web Address: http://www.integramed.com

                 LEADING BATON ROUGE, LOUISIANA FERTILITY CENTER
                  JOINS INTEGRAMED(TM) AMERICA PROVIDER NETWORK

Purchase, NY, February 22, 2006 - IntegraMed America, Inc. (Nasdaq: INMD) today announced the addition of A Woman's Center for Reproductive Medicine in Baton Rouge, Louisiana to its growing national network of leading fertility centers. As an Affiliate in the network, the center and its physicians have distribution rights to IntegraMed's consumer products and the right to access other marketing and business services offered by IntegraMed.

"We're excited to join the IntegraMed network" said Bobby Webster, MD - the Practice Director for A Woman's Center and the doctor who developed and directed the area's first subspecialty certified and staffed facility dedicated to the field of reproductive endocrinology and infertility - "with our quality care and IntegraMed's products, services and reputation, we feel that this is a great combination."

Serving the Louisiana market, Dr. Webster is joined by Dr. William Gibbons - Dr. Gibbons is a founding member and past president of the Society of Reproductive Endocrinology and Infertility, and is the current President of the Society of Assisted Reproductive Technologies (SART). The Chief Embryologist at A Woman's Center is Richard Cochran, PhD.

Speaking further about becoming an IntegraMed Affiliate, Dr. Webster said "We are particularly pleased to be offering IntegraMed's Shared Risk(R) Refund product. Not only will our patients qualify for up to 3 fresh and 3 frozen embryo transfers at a more affordable fee, they'll get the majority of their investment refunded if they don't end up with a take-home baby. This means we can offer our care to more women seeking fertility treatment in our market."

A Woman's Center for Reproductive Medicine was founded in 1996 and offers a full array of fertility care, including in vitro fertilization (IVF) and other assisted reproductive technologies, intra-uterine inseminations, ovulation induction, and reproductive surgical procedures.

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"We are excited to welcome A Woman's Center to our network," said Jay Higham,
President and CEO of IntegraMed America, Inc. "Their comprehensive, compassionate fertility care is exactly what we look for in network practices. We look forward to partnering with them to further enhance the care they provide with our products and services, and also to help them expand and grow as they serve their market."

IntegraMed's network is now comprised of 27 contracted fertility centers. These centers employ 147 physicians and PhD scientists in 80 locations across the United States. They account for approximately 20% of total IVF volume performed in this country with excellent success rates. This makes IntegraMed the leader in providing services to both consumers and medical providers in the fertility field.

IntegraMed, based in Purchase, NY offers products and services to patients and medical providers focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of February 22, 2006 and IntegraMed undertakes no duty to update this information.



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